                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated February 5, 1999 (except with respect to the matter discussed in Note 9, as to which the date is February 26, 1999) on the consolidated financial statements of TeleSpectrum Worldwide Inc. And Subsidiaries and to all references to our Firm included in or made a part of this registration statement.


                                                         /s/ Arthur Andersen LLP
Philadelphia, Pa.,
  June 8, 1999